Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2010 FIRST QUARTER EARNINGS

TUPELO, MISSISSIPPI (April 20, 2010) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the first quarter of 2010. Net income for the first quarter of 2010 was $3,607,000 compared to $4,031,000 for the fourth quarter of 2009 and $6,006,000 for the first quarter of 2009. Basic and diluted earnings per share were $0.17 during the first quarter of 2010 as compared to basic and diluted earnings per share of $0.19 for the fourth quarter of 2009 and basic earnings per share of $0.29 and diluted earnings per share of $0.28 for the first quarter of 2009.

“During the first quarter of 2010 we saw positive trends as our net interest margin increased, our core deposits grew and we were able to hold noninterest expenses relatively flat compared to the fourth quarter of 2009,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “As anticipated, our first quarter results reflect the challenging environment for the financial services industry as well as the national economy. As we adapt to this challenging environment and focus on capitalizing on the opportunities presented in our markets, we believe we are positioned to improve earnings in future quarters.”

Total deposits grew to $2.71 billion at March 31, 2010, representing a 5.35% increase from December 31, 2009 and a 0.91% increase since March 31, 2009. In reducing our reliance on other wholesale funding sources, the Company continued to pay down borrowed funds and reduced its reliance on public fund deposits through increasing core deposits. Noninterest bearing demand deposits grew approximately $10 million, or 3.31%, during the first quarter of 2010 as compared to December 31, 2009.

Total loans were approximately $2.31 billion at the end of the first quarter of 2010, a decrease from $2.35 billion at December 31, 2009 and $2.51 billion at March 31, 2009. As anticipated, the decline was primarily attributable to the reduction of exposure to construction and land development loans. In addition, total loans were affected by the Company’s exit from the student lending program due to recent legislation affecting the ability of banks to make these loans. The sale of our student loans reduced total loans over $10 million at March 31, 2010 compared to December 31, 2009.

Total assets as of March 31, 2010 were approximately $3.64 billion, a slight increase since December 31, 2009 and a 4.04% decrease from March 31, 2009. The Company’s Tier 1 leverage capital ratio was 8.74%, its Tier I risk-based capital ratio was 11.19%, and its total risk-based capital ratio was 12.44%.

“We increased all of our capital ratios during the first quarter of 2010 as compared to the fourth quarter of 2009 and we remain above well capitalized thresholds,” said McGraw. “We are particularly pleased that our leverage ratio has continually increased quarter over quarter during the last year.”

Net interest income was $24,410,000 for the first quarter of 2010 as compared to $25,313,000 for the same period in 2009. Net interest margin was 3.27% for the first quarter of 2010 compared to 3.22% for the fourth quarter of 2009 and 3.19% for the first quarter of 2009. The improvement in net interest margin was achieved despite a 4 basis point reduction in the yield on earning assets as the Company recognized higher levels of premium amortization resulting from increased prepayments on its mortgage backed securities portfolio.

Contributing to the improvement in net interest margin was a continued effort to improve the Company’s funding costs by replacing higher costing borrowings with lower costing deposits. The Company’s cost of funding was 1.95% for the first quarter of 2010 as compared to 2.06% for the fourth quarter of 2009 and 2.24% for the first quarter of 2009.

“We are seeing positive results from our efforts to improve our net interest margin even as interest rates remain at historically low levels,” commented McGraw. “We anticipate this upward trend in our net interest margin continuing throughout 2010.”

Noninterest income was $12,484,000 for the first quarter of 2010 as compared to $13,419,000 for the fourth quarter of 2009 and $14,762,000 for the first quarter of 2009. The primary reduction in noninterest income was due to a decline in production from our mortgage loan division. During the first quarter of 2009, the Company experienced increased production in residential mortgage loans being refinanced due to a decline in mortgage interest rates.

“Despite a decline in mortgage loan production during the first quarter of 2010 that affected noninterest income, early second quarter 2010 production is showing encouraging signs. In addition, we experienced growth in debit card revenue as well as gains in revenue from our trust division during the first quarter of 2010,” stated McGraw.

Noninterest expense was $25,634,000 for the first quarter of 2010 as compared to $26,920,000 for the first quarter of 2009, a 4.78% decrease; noninterest expense remained relatively unchanged on a linked quarter basis. The decline in year over year noninterest expense was due to a reduction in personnel, occupancy and equipment expense which more than offset increased expenses related to other real estate owned.

Annualized net charge-offs as a percentage of average loans were 0.81% for the first quarter of 2010, down from 0.83% for the fourth quarter of 2009 and up from 0.75% for the first quarter of 2009. Non-performing loans as a percentage of total loans were 2.37% at March 31, 2010, as compared to 2.13% at December 31, 2009 and 2.69% at March 31, 2009. Loans 30-89 days past due as a percentage of total loans were 1.80% at March 31, 2010, as compared to 1.03% at December 31, 2009 and 1.04% at March 31, 2009. The allowance for loan losses as a percentage of loans was 1.78% at March 31, 2010, as compared to 1.67% at December 31, 2009 and 1.40% at March 31, 2009. The Company recorded a provision for loan losses of $6,665,000 for the first quarter of 2010 as compared to $7,800,000 for the fourth quarter of 2009 and $5,040,000 for the first quarter of 2009.

Non-performing loans (loans 90 days or more past due and nonaccrual loans) were $54,604,000 at March 31, 2010, as compared to $50,025,000 at December 31, 2009 and $67,380,000 at March 31, 2009.

Other real estate owned was $62,508,000 on March 31, 2010 as compared to $58,568,000 at December 31, 2009 and $25,318,000 at March 31, 2009. Other real estate owned increased as the Company took possession of the real properties securing problem loans in order to control the liquidation of these properties.

“Our policy is to aggressively recognize potential issues in our credit portfolio and address them as quickly as possible. In order to provide for these potential issues we believed it was prudent to have significantly increased our provision for loan losses over the past six quarters. In addition, members of our special assets division continue their proactive efforts to market other real estate owned while at the same time maintaining very low loss rates,” stated McGraw. “Even though the current banking environment remains a challenge, our key markets are fundamentally sound and we are optimistic in our positioning for long term success.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern on Wednesday, April 21, 2010, through the Company’s website: www.renasant.com or http://www.talkpoint.com/viewer/starthere.asp?Pres=130551. The event will be archived on the Company’s website for one year. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-800-860-2442 in the United States and requesting the Renasant First Quarter 2010 Earnings Webcast and Conference Call. International participants should dial 1-412-858-4600.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $3.6 billion and operates over 65 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

						Q1 2010 - Q1 2009 Percent Variance	For the Three Months Ended March 31,
	2010	2009
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2010	2009	Percent Variance
Statement of earnings
Interest income—taxable equivalent basis	$40,900	$42,526	$43,820	$43,836	$44,988	(9.09)	$40,900	$44,988	(9.09)
Interest income	$39,708	$41,331	$42,614	$42,709	$43,910	(9.57)	$39,708	$43,910	(9.57)
Interest expense	15,298	16,529	17,423	18,549	18,597	(17.74)	15,298	18,597	(17.74)

Net interest income	24,410	24,802	25,191	24,160	25,313	(3.57)	24,410	25,313	(3.57)
Provision for loan losses	6,665	7,800	7,350	6,700	5,040	32.24	6,665	5,040	32.24

Net interest income after provision	17,745	17,002	17,841	17,460	20,273	(12.47)	17,745	20,273	(12.47)
Service charges on deposit accounts	5,090	5,801	5,379	5,395	5,425	(6.18)	5,090	5,425	(6.18)
Fees and commissions on loans and deposits	3,721	3,554	3,961	4,424	4,682	(20.53)	3,721	4,682	(20.53)
Insurance commissions and fees	834	705	949	837	828	0.72	834	828	0.72
Trust revenue	584	559	501	488	491	18.94	584	491	18.94
Securities (losses) gains	(160)	123	—	1,123	427	(137.47)	(160)	427	(137.47)
Gain on sale of mortgage loans	1,169	1,665	1,832	2,293	1,776	(34.18)	1,169	1,776	(34.18)
Other	1,246	1,012	1,331	864	1,133	9.97	1,246	1,133	9.97

Total non-interest income	12,484	13,419	13,953	15,424	14,762	(15.43)	12,484	14,762	(15.43)
Salaries and employee benefits	13,197	13,572	13,363	13,736	14,744	(10.49)	13,197	14,744	(10.49)
Occupancy and equipment	2,931	2,981	3,045	3,063	3,249	(9.79)	2,931	3,249	(9.79)
Data processing	1,426	1,407	1,439	1,430	1,329	7.30	1,426	1,329	7.30
Amortization of intangibles	476	482	489	494	501	(4.99)	476	501	(4.99)
Other	7,604	7,141	7,782	8,409	7,097	7.14	7,604	7,097	7.14

Total non-interest expense	25,634	25,583	26,118	27,132	26,920	(4.78)	25,634	26,920	(4.78)
Income before income taxes	4,595	4,838	5,676	5,752	8,115	(43.38)	4,595	8,115	(43.38)
Income taxes	988	807	1,451	1,496	2,109	(53.15)	988	2,109	(53.15)

Net income	$3,607	$4,031	$4,225	$4,256	$6,006	(39.94)	$3,607	$6,006	(39.94)

Basic earnings per share	$0.17	$0.19	$0.20	$0.20	$0.29	(41.38)	$0.17	$0.29	(41.38)
Diluted earnings per share	0.17	0.19	0.20	0.20	0.28	(39.29)	0.17	0.28	(39.29)
Average basic shares outstanding	21,082,991	21,078,873	21,075,879	21,073,228	21,067,539	0.07	21,082,991	21,067,539	0.07
Average diluted shares outstanding	21,208,934	21,217,841	21,213,839	21,193,560	21,188,397	0.10	21,208,934	21,188,397	0.10
Common shares outstanding	21,082,991	21,082,991	21,078,828	21,074,568	21,067,539	0.07	21,082,991	21,067,539	0.07
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.17	$0.17	—
Performance ratios
Return on average shareholders’ equity	3.55%	3.87%	4.12%	4.22%	6.04%		3.55%	6.04%
Return on average shareholders’ equity, excluding amortization expense	3.84%	4.15%	4.41%	4.52%	6.35%		3.84%	6.35%
Return on average assets	0.40%	0.44%	0.46%	0.46%	0.65%		0.40%	0.65%
Return on average assets, excluding amortization expense	0.44%	0.47%	0.49%	0.49%	0.68%		0.44%	0.68%
Net interest margin (FTE)	3.27%	3.22%	3.22%	3.04%	3.19%		3.27%	3.19%
Yield on earning assets (FTE)	5.23%	5.26%	5.33%	5.27%	5.46%		5.23%	5.46%
Average earning assets to average assets	87.28%	88.19%	88.73%	89.25%	88.85%		87.28%	88.85%
Average loans to average deposits	88.47%	92.96%	94.22%	94.40%	99.13%		88.47%	99.13%
Noninterest income (less securities gains/losses) to average assets	1.42%	1.45%	1.51%	1.53%	1.54%		1.42%	1.54%
Noninterest expense to average assets	2.87%	2.79%	2.82%	2.91%	2.90%		2.87%	2.90%
Net overhead ratio	1.45%	1.34%	1.31%	1.38%	1.36%		1.45%	1.36%
Efficiency ratio (FTE)	67.31%	64.91%	64.73%	66.65%	65.41%		67.31%	65.41%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

						Q1 2010 - Q1 2009 Percent Variance	For the Three Months Ended March 31,
	2010	2009
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2010	2009	Percent Variance
Average balances
Total assets	$3,621,361	$3,640,514	$3,675,592	$3,738,852	$3,763,245	(3.77)	$3,621,361	$3,763,245	(3.77)
Earning assets	3,160,620	3,210,554	3,261,527	3,337,103	3,343,699	(5.48)	3,160,620	3,343,699	(5.48)
Securities	697,913	719,298	703,976	701,894	696,068	0.27	697,913	696,068	0.27
Loans, net of unearned	2,354,443	2,397,195	2,465,298	2,542,021	2,587,436	(9.00)	2,354,443	2,587,436	(9.00)
Intangibles	190,881	191,591	192,078	192,568	193,067	(1.13)	190,881	193,067	(1.13)
Non-interest bearing deposits	$310,726	$307,753	$297,390	$293,546	$299,265	3.83	$310,726	$299,265	3.83
Interest bearing deposits	2,332,741	2,247,854	2,286,184	2,342,788	2,250,324	3.66	2,332,741	2,250,324	3.66
Total deposits	2,643,467	2,555,607	2,583,574	2,636,334	2,549,589	3.68	2,643,467	2,549,589	3.68
Borrowed funds	530,654	632,689	647,919	662,387	815,548	(34.93)	530,654	815,548	(34.93)
Shareholders’ equity	412,132	413,773	406,779	404,456	403,229	2.21	412,132	403,229	2.21
Asset quality data
Nonaccrual loans	$44,688	$39,454	$37,995	$55,217	$47,591	(6.10)	$44,688	$47,591	(6.10)
Loans 90 past due or more	9,916	10,571	10,661	10,284	19,789	(49.89)	9,916	19,789	(49.89)

Non-performing loans	54,604	50,025	48,656	65,501	67,380	(18.96)	54,604	67,380	(18.96)
Other real estate owned and repossessions	62,508	58,568	47,457	30,546	25,318	146.89	62,508	25,318	146.89

Non-performing assets	$117,112	$108,593	$96,113	$96,047	$92,698	26.34	$117,112	$92,698	26.34

Net loan charge-offs (recoveries)	$4,716	$5,007	$6,962	$5,917	$4,764	(1.01)	$4,716	$4,764	(1.01)
Allowance for loan losses	41,094	39,145	36,352	35,964	35,181	16.81	41,094	35,181	16.81
Non-performing loans / total loans	2.37%	2.13%	2.03%	2.65%	2.69%		2.37%	2.69%
Non-performing assets / total assets	3.22%	2.98%	2.64%	2.59%	2.44%		3.22%	2.44%
Allowance for loan losses / total loans	1.78%	1.67%	1.51%	1.46%	1.40%		1.78%	1.40%
Allowance for loan losses /non-performing loans	75.26%	78.25%	74.71%	54.91%	52.21%		75.26%	52.21%
Annualized net loan charge-offs / average loans	0.81%	0.83%	1.12%	0.93%	0.75%		0.81%	0.75%
Balances at period end
Total assets	$3,641,709	$3,641,081	$3,642,657	$3,701,957	$3,795,217		$3,641,709	$3,795,217	(4.04)
Earning assets	3,200,159	3,173,039	3,188,554	3,236,615	3,368,962		3,200,159	3,368,962	(5.01)
Securities	741,207	714,164	738,204	684,723	709,950		741,207	709,950	4.40
Mortgage loans held for sale	16,597	25,749	24,091	49,565	55,194		16,597	55,194	(69.93)
Loans, net of unearned	2,308,335	2,347,615	2,402,423	2,468,844	2,506,780		2,308,335	2,506,780	(7.92)
Intangibles	190,881	191,357	191,839	192,328	192,822		190,881	192,822	(1.01)
Non-interest bearing deposits	$315,064	$304,962	$297,858	$292,129	$303,536		$315,064	$303,536	3.80
Interest bearing deposits	2,398,784	2,271,138	2,263,126	2,308,081	2,385,769		2,398,784	2,385,769	0.55
Total deposits	2,713,848	2,576,100	2,560,984	2,600,210	2,689,305		2,713,848	2,689,305	0.91
Borrowed funds	483,183	618,024	635,076	665,755	672,130		483,183	672,130	(28.11)
Shareholders’ equity	410,557	410,122	410,473	400,680	400,095		410,557	400,095	2.61
Market value per common share	$16.18	$13.60	$14.85	$15.02	$12.56		$16.18	$12.56	28.82
Book value per common share	19.47	19.45	19.47	19.01	18.99		19.47	18.99	2.54
Tangible book value per common share	10.42	10.38	10.37	9.89	9.84		10.42	9.84	5.91
Shareholders’ equity to assets (actual)	11.27%	11.26%	11.27%	10.82%	10.54%		11.27%	10.54%
Tangible capital ratio	6.37%	6.34%	6.34%	5.94%	5.75%		6.37%	5.75%
Leverage ratio	8.74%	8.68%	8.56%	8.37%	8.28%		8.75%	8.28%
Tier 1 risk-based capital ratio	11.19%	11.12%	11.04%	10.92%	11.00%		11.16%	11.00%
Total risk-based capital ratio	12.44%	12.37%	12.29%	12.17%	12.25%		12.41%	12.25%
Detail of Loans by Category
Commercial, financial, agricultural	$276,749	$281,329	$280,930	$292,177	$301,899		$276,749	$301,899	(8.33)
Lease financing	677	778	936	1,283	1,434		677	1,434	(52.79)
Real estate—construction	110,121	133,299	153,367	180,202	210,747		110,121	210,747	(47.75)
Real estate—1-4 family mortgages	809,271	820,917	848,267	878,263	872,796		809,271	872,796	(7.28)
Real estate—commercial mortgages	1,055,102	1,040,589	1,048,135	1,054,169	1,055,537		1,055,102	1,055,537	(0.04)
Installment loans to individuals	56,415	70,703	70,788	62,750	64,367		56,415	64,367	(12.35)

Loans, net of unearned	$2,308,335	$2,347,615	$2,402,423	$2,468,844	$2,506,780		$2,308,335	$2,506,780	(7.92)

*	Percent variance not meaningful